                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:                 [ ] Confidential, for Use of
  [ ] Preliminary proxy statement              the Commission Only (as
  [X] Definitive proxy statement               permitted by Rule 14a-6(e)(2)
  [ ] Definitive additional materials
  [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                        PINNACLE FINANCIAL PARTNERS, INC.
                        ---------------------------------
                (Name of Registrant as Specified in its Charter)


       ------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of filing fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
            (1) Title of each class of securities to which transaction applies:
            (2) Aggregate number of securities to which transactions applies:
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            (4) Proposed maximum aggregate value of transaction:
            (5) Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
            (1) Amount previously paid:
            (2) Form, Schedule or Registration Statement no.:
            (3) Filing Party:
            (4) Date Filed:

                        PINNACLE FINANCIAL PARTNERS, INC.
                         211 Commerce Street, Suite 300
                           Nashville, Tennessee 37201
                                 (615) 744-3700

                                  April 6, 2001

Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201, on Tuesday, May 15, 2001, at 11 a.m. CST. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the period from our inception date (February 28, 2000) through December 31, 2000 and during the first quarter of fiscal year 2001, as well as our plans for the future. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

     A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

     Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your own shares.

                                       Sincerely,

                                       /s/ M. TERRY TURNER
                                       M. Terry Turner
                                       President and Chief Executive Officer

                        PINNACLE FINANCIAL PARTNERS, INC.
                         211 Commerce Street, Suite 300
                           Nashville, Tennessee 37201
                                 (615) 744-3700

                                * * * * * * * * *

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2001

                                * * * * * * * * *

     The annual meeting of shareholders of Pinnacle Financial Partners, Inc. will be held on Tuesday, May 15, 2001, at 11 a.m. CST. at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 for the following purposes:

     (1) To elect three persons to serve as Class I directors for a three-year term;

     (2) To approve the adoption of Pinnacle Financial's 2000 Stock Incentive plan;

     (3) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

     (4) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set the close of business on March 23, 2001, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                       By Order of the Board of Directors,

                                       /s/ HUGH M. QUEENER
                                       Hugh M. Queener
                                       Secretary of the Board of Directors

                                       April 6, 2001

                        PINNACLE FINANCIAL PARTNERS, INC.
                         211 Commerce Street, Suite 300
                           Nashville, Tennessee 37201
                                 (615) 744-3700

                                * * * * * * * * *

                     PROXY STATEMENT FOR 2001 ANNUAL MEETING

                                * * * * * * * * *

     The Board of Directors of Pinnacle Financial Partners, Inc. (the "Company") is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2001 annual meeting of shareholders (the "Meeting") to be held on Tuesday, May 15, 2001, and at any adjournments of the meeting. The enclosed proxy is solicited by the Board of Directors of the Company.

     The close of business on March 23, 2001, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 6, 2001.

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value authorized, of which 1,910,000 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

                      OTHER MEETING AND VOTING INFORMATION

Proxy Voting Procedures

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the approval of the 2000 Stock Incentive Plan, FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Secretary to the Board of Directors, Pinnacle Financial Partners, Inc., 211 Commerce Street Suite 300, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Shareholder Approval Requirements

     A quorum will be present at the meeting if at least 955,001 shares are represented in person or by valid proxy at the Meeting, which is a majority of the Company's outstanding shares of common stock. According to Tennessee law and the Company's charter and by-laws, the aggregate




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Pinnacle Financial Partners, Inc.                                         Page 1
number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote "for", "against" or "abstain" from voting, and broker non-votes will be counted for purposes of determining whether a quorum is present.

     Election of directors. The election of each director nominee requires the favorable vote of a plurality of all votes cast at the Meeting. To be elected, a director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee received sufficient votes to be elected. Abstentions (withhold authority) and broker non-votes on returned proxies and ballots will not be counted as FOR a nominee. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

     Other Matters. Approval of the 2000 Stock Incentive Plan, ratification of the appointment of the independent public accountants and any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all of these proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the minimum number of votes required for approval and will, therefore have the effect of negative votes on these matters.

     Brokers who hold shares for the accounts of their clients who do not receive voting instructions from their clients may vote in their discretion with respect to the ratification of accountants, but not with respect to the approval of the 2000 Stock Incentive Plan. Proxies that brokers do not vote on one or more proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, will have the effect of a negative vote on the matter.

Proxy Solicitation

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Shareholder Proposals for Next Year's Meeting

     In order for shareholder proposals for the 2001 annual meeting of shareholders to be eligible for inclusion in the Company's 2001 Proxy Statement, all such proposals must be mailed to Hugh M. Queener, Executive Vice President, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street Suite 300, Nashville, Tennessee 37201, and must be received no later than December 8, 2001. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2002 annual meeting of shareholders must inform the Company in writing no later than February 20, 2002. If notice is not provided by that date, the Board may exclude such proposals from being acted upon at the 2002 meeting. Further, if the Board elects not to exclude the proposal,



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

the persons named as proxies in the Company's proxy for the 2002 annual meeting may exercise their discretionary authority to act upon any such proposal.

                       PROPOSAL #1: ELECTION OF DIRECTORS

     The Company's by-laws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable. Currently, the Company's Board has 10 members. The terms for three (3) of these directors expire at the 2001 Meeting. The terms for three (3) of these directors expire at the 2002 annual meeting. The terms for four (4) of these directors expire at the 2003 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified. At each annual meeting, one class of directors is elected for a three-year term. At this year's meeting you can only vote for three (3) nominees.

     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares will be voted for substitute nominee(s) as selected by the Board.

     Pursuant to the By-Laws of the Company, any shareholder may nominate for election to the Company's Board a shareholder(s), including themselves, provided that the nomination is received by the President of the Company no sooner than March 27, 2001 (50 days prior to the Meeting) or no later than May 1, 2001 (14 days prior to the Meeting). Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee's consent to being named as a nominee and to serving as a director, if elected. Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of common stock beneficially owned.

     All of the Company's Directors also currently serve as directors of the Company's wholly-owned subsidiary, Pinnacle National Bank (the "Bank"), Nashville, Tennessee.

                       NOMINEES FOR ELECTION TO THE BOARD

CLASS I DIRECTORS:
-----------------

Sue R. Atkinson (60)............................Director since February 28, 2000
                                                             Term to expire 2001

         Chairman of the Community Affairs Committee and a member of the Executive and Human Resources Committees

         Ms. Atkinson has been chairman and chief executive officer of Atkinson Public Relations of Nashville, Tennessee since 1986. Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor's degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she became president of Holder Kennedy Public Relations of Nashville, and remained in this capacity until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson has worked




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         with First American Corporation since 1991, and with Commerce
         Union/Sovran Bank/C&S Sovran from 1986 to 1991. Ms. Atkinson currently serves on the Board of Directors and executive committee of the Nashville Area Chamber of Commerce, and has served as a board member for the Metropolitan Nashville Convention Commission, the Nashville Symphony Association, Children's Hospital of Vanderbilt University and Leadership Nashville. She has also served on the board of trustees o the Alumni Association of Vanderbilt University.

Colleen Conway-Welch (56).......................Director since February 28, 2000
                                                             Term to expire 2001

         Member of the Community Affairs Committee

         Ms. Conway-Welch is the dean and chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, a position she has held since 1984. Because of her international stature as a voice for the nursing profession, Ms. Conway-Welch has been previously called on to advise both President Reagan's 1988 Commission on HIV and President Clinton's National Bipartisan Commission on the Future of Medicare. Her professional activities include or have included serving as a member of the Board of Directors for First Union National Bank of Tennessee, the American Physicians Network, Quorum Health Resources, and RehabCare Group. In her community role, she has served on the Board of Directors for the Nashville Symphony, chaired the "Report Card" Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Rotary. Ms. Conway-Welch chaired the Middle Tennessee United Way campaign in 1999.

Clay T. Jackson, CPCU (47)......................Director since February 28, 2000
                                                             Term to expire 2001

         Member of the Audit and Human Resources Committees

         Mr. Jackson is president and a principal of Cooper, Love & Jackson, a 100+ year old, independent insurance agency. The agency provides a full range of personal and commercial insurance products. He has served in this capacity since 1989. Mr. Jackson is active in the Nashville community and has served as president of the Nashville Humane Society, as a member of Partnership 2000 Committee for the Nashville Area Chamber of Commerce, Leadership Nashville, the Nashville Rotary Club and the Nashville Committee on Foreign Relations. He has served on the Boards of the Nashville Institute for the Arts, the Nashville Ballet and the Alumni Board of Washington & Lee University. Mr. Jackson has served on various committees for the Insurors of Nashville and the Insurors of Tennessee and was on the Board of USF&G. He currently serves on the Boards of Montgomery Bell Academy, Leadership Nashville and the Insurors of Tennessee. Mr. Jackson is a native Nashvillian and life long member of St. George's Episcopal Church.




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
                     CONTINUING DIRECTORS UNTIL 2002 MEETING

CLASS II DIRECTORS:

John E. Maupin, Jr., D.D.S. (52)...................Director since March 28, 2000
                                                   Term to expire 2002

         Member of the Community Affairs Committee

         Dr. Maupin is president and chief executive officer of Meharry Medical College, a position he has held since 1994. Located in Nashville, Tennessee, Meharry is one of the nation's largest private minority institutions exclusively dedicated to the education of health care professionals and biomedical scientists. Dr. Maupin came to Meharry from the Morehouse School of Medicine in Atlanta, Georgia, where he served as executive vice president from 1989 to 1994. Before joining Morehouse, he was chief executive officer of Southside Healthcare, Inc., from 1987-1989 and prior to that Deputy Commissioner of Health, Baltimore City Health Department (1981-1987). Dr. Maupin has served as president of the National Dental Association, and has served on several national professional advisory groups, including the Board of Scientific Counselors, National Institute of Dental Research. Currently, he serves as a member of the National Committee of Foreign Medical Education Accreditation for the U.S. Department of Education, and the Board of Overseers of the Vanderbilt-Ingram Cancer Center. Dr. Maupin is also active in the Nashville community as a board member of the United Way of Middle Tennessee, Community Foundation of Middle Tennessee and the Nashville Chamber of Commerce. He currently serves on the Board of Directors of LifePoint Hospitals, Inc., American General Series Portfolio Companies and US Life Income Fund and Monarch Dental Corporation.

Robert A. McCabe, Jr. (49)......................Director since February 28, 2000
                                                             Term to expire 2002

         Chairman of the Board and Chief Financial Services Officer and member of the Executive and Community Affairs Committees.

         Mr. McCabe began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe was asked to join First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American's east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American's Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation.

         In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American's merger with AmSouth Bancorporation in October 1999. In addition to his banking experience with First




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         American, Mr. McCabe serves as a director of SSC Service Solutions,
         Nashville, Tennessee and National Health Investors of Murfreesboro, Tennessee. Mr. McCabe is a graduate of the University of Tennessee where he received a B.S. in Economics and an MBA in Finance. He later attended an Executive Management Program at Harvard Business School.

         Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville, Leadership Nashville and Nucleus Knoxville. He has also been a member of the Young Presidents Organization since 1988. Mr. McCabe is a member of the World President's Organization, Chief Executives Organization and serves as a trustee for both The Ensworth School and Cheekwood Associates. In addition, he currently serves on the Nashville Area Chamber of Commerce Board of Governors and is president of the Nashville Symphony, treasurer of Warner Parks and Vice President of Finance of the Middle Tennessee Boy Scouts Council.

Robert E. McNeilly, Jr. (68)....................Director since February 28, 2000
                                                             Term to expire 2002

         Member of the Audit, Human Resources and Community Affairs Committees

         Mr. McNeilly is a retired banker, and is currently a board member of the Ragland Corporation, a privately-owned, real estate holding company. From 1993 to 1996, Mr. McNeilly served as president of First American Trust Company, Nashville, Tennessee, and from 1986 to 1993, as the chairman of First American Bank of Nashville. Prior to 1986, Mr. McNeilly was involved in the printing industry for 29 years where he held various management positions. He has lived and worked in Nashville most of his life, and has held many key civic leadership roles including chairman of the Nashville Area Chamber of Commerce, chairman of the Metropolitan Action Commission, and president of the Canby Robinson Society of the Vanderbilt Medical Center. Mr. McNeilly is a board member of the Harpeth Hall School, Montgomery Bell Academy, the Nashville United Way, Tennessee State Foundation and the Cumberland Region Tomorrow.

                     CONTINUING DIRECTORS UNTIL 2003 MEETING

CLASS III DIRECTORS:

Dale W. Polley (51).............................Director since February 28, 2000
                                                             Term to expire 2003

         Chairman of the Audit Committee and member of the Executive Committee

         Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 1999. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included serving as its president from 1997 to 1999. Before joining First American in 1991, Mr. Polley was group executive vice president and treasurer for C&S/Sovran Corporation, and held various positions within Sovran before its merger with C&S. Mr. Polley joined Sovran from Commerce Union Bank of Nashville where he was its executive vice president and chief financial officer.



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

         Mr. Polley serves on the boards of directors of the Federal Reserve Bank of Atlanta (Nashville branch), Nashville Sports Council, Music City Bowl, T.J. Martel Foundation, St. Thomas Foundation and Vanderbilt-Ingram Cancer Center. Additionally, he has formerly served on the boards of directors of: the American Cancer Society; the American Heart Association; YMCA; and the United Way, where he served as chairman of the board and chairman of the community's 1995 fundraising campaign. Mr. Polley has also served as president of the Nashville Club for the University of Kentucky Alumni Association. Currently, Mr. Polley serves as the chairman of the steering committee for the Sports Council's hosting of the 2001 SEC Men's Basketball Tournament, and is a member of Leadership Nashville, Tennessee Society of Certified Public Accountants and the Financial Executive Institute.

James L. Shaub, II (43).........................Director since February 28, 2000
                                                             Term to expire 2003

         Chairman of the Human Resources Committee and member of the Executive Committee

         Mr. Shaub is president and chief executive officer of Southeast Waffles, LLC, a multi-state Waffle House franchise based in Nashville. Mr. Shaub is a graduate of Vanderbilt University where he received a bachelor's degree in economics. Before his career as a restaurateur, Mr. Shaub was vice president of NationsBank of Tennessee, formerly Commerce Union Bank. He has been very active in Nashville civic affairs, serving as a board member of the Cumberland Science Museum and Grassmere Wildlife Park and as president of the Nashville Child Center.

Reese L. Smith, III (53)........................Director since February 28, 2000
                                                             Term to expire 2003

         Member of the Audit Committee

         Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Mr. Smith serves on the Tennessee State Board for Licensing Contractors, previously as a trustee of Brentwood Academy and as president of the Battle Ground Academy Alumni Association. Currently, Mr. Smith serves as a national director of the National Association of Home Builders and is chairman of the trustees at Forest Hills United Methodist Church and trustee for Martin Methodist College.

M. Terry Turner (46)............................Director since February 28, 2000
                                                             Term to expire 2003

         Vice Chairman of the Board, Chairman of the Executive Committee, President and Chief Executive Officer

         Mr. Turner is the vice chairman of the board, president and chief executive officer of the Company and the Bank. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor's degree in Industrial Management in 1976. Following his




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

          graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions, including senior vice president of the bank's commercial division. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner's banking career at First American in Nashville has covered 14 years, and has entailed executive level responsibilities for almost all aspects of its banking and investment operations.

          During Mr. Turner's tenure in Nashville, he has served as an advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation and as a member of the board of trustees of Belmont University. Mr. Turner currently serves on the executive committee of the Nashville Credit Bureau and as chairman of the board of trustees for Brentwood Academy. Mr. Turner is an active member in the Young President's Organization and is also a member of numerous local clubs and organizations including Leadership Nashville and Caduceus Society.

BOARD COMMITTEES

     The Company's Board of Directors has established the committees described below. The members of each committee are the same for the Company and the Bank and are as identified above.

         EXECUTIVE COMMITTEE. The members of the Executive Committee are M.
               Terry Turner, Robert A. McCabe, Jr., Sue R. Atkinson, Dale W. Polley, and James L. Shaub, II. Under the Company's By-Laws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee recommends to the Board of Directors all major policies and procedures pertaining to the loan policy. The Executive Committee has overall responsibility for investment strategy of the Company and the Bank. The Executive Committee is also responsible for recommending nominations for expired board seats and/or additional board members. The Executive Committee held two meetings in 2000.

         AUDIT COMMITTEE. The members of the Audit Committee are Dale W. Polley,
               Clay T. Jackson, Robert E. McNeilly, Jr., and Reese L. Smith,
               III. Attached to this proxy statement as Appendix A is the Audit Committee Charter, which sets forth its responsibilities. The Audit Committee shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the listing standards of the National Association of Securities Dealers, that could interfere with the exercise of their independence from management and the Company. All members of the Audit Committee were independent. As determined by the Board, the members of the Committee will be financially literate with at least one having accounting or related financial management experience or background. Company management, internal and independent auditors and the Company's General Counsel may attend each



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

               meeting or portions thereof as required by the Committee. The Audit Committee held four meetings in 2000.

         COMMUNITY AFFAIRS COMMITTEE. The members of the Community Affairs
               Committee are Sue R. Atkinson, Colleen Conway-Welch, John E. Maupin, Jr., Robert A. McCabe, Jr., and Robert E. McNeilly, Jr. The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank's community development program, and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act. Additionally, this committee oversees the Bank's corporate contribution program. The Community Affairs Committee held no meetings in 2000.

         HUMAN RESOURCES COMMITTEE. The members of the Human Resources Committee are James L. Shaub, II, Sue R. Atkinson, Clay T. Jackson and Robert E. McNeilly, Jr. The Human Resources Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, health insurance, 401(k), and employee stock option plans. Additionally, this committee will approve the hiring of all executive officers. The Human Resources Committee held no meetings in 2000.

MEETINGS AND COMMITTEES OF THE BOARD

     During the period since February 28, 2000 through December 31, 2000, the Board of Directors of the Company held fourteen meetings. All incumbent directors attended at least 75% of the total number of meetings of the Company Board of Directors and committees of the Board on which he or she serves, except for Mr. Smith and Ms. Conway-Welch, who attended 72% and 71%, respectively.

DIRECTOR COMPENSATION

     The directors of the Company and the Bank were not compensated for their services as directors during the period from February 28, 2000 through October 27, 2000. As of October 27, 2001, directors of the Company receive $500 for each board meeting attended, $250 for committee chairmanships paid on a quarterly basis and $250 for attendance at board committee meetings. Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank. Additionally, directors do not receive separate compensation for serving on the Bank's Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED DIRECTOR NOMINEES.

             PROPOSAL #2: APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

     On May 16, 2000, the directors of the Company approved the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan (the "Plan"). The Board's approval was subject to the eventual approval by the Company's shareholders which shall occur within twelve months of Board's approval. The purpose of the Plan is to grant equity compensation to certain officers, employees,




--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                         Page 9
directors and organizers of the Company from time to time to stimulate their efforts toward the continued success of the Company and to align their interests with those of the shareholders of the Company. The Board of Directors reserved 520,000 shares of the Company's common stock for issuance upon settlement of the awards from the Plan. Information on options granted under the Plan is set forth under "Executive Compensation" below.

     Generally, the Plan provides for any options to be granted at an exercise price of not less than fair value on the date of grant, to vest in 20% increments annually from the date of the grant with the term of an option to be not more than 10 years following the date of the grant. The Human Resources Committee of the Board of Directors administers the Plan. No employee may receive a grant in excess of 75,000 shares in any calendar year. Should an employee leave the Company, generally, all options terminate within 90 days of the employee's termination date.

     Options granted under the Plan may be either "Incentive Stock Options", as defined in Section 422 of the Internal Revenue Code of 1954, as amended, or options not entitled to be treated as incentive stock options ("non-qualified stock options"). Persons granted incentive stock options generally do not recognize income or gain at the date of grant or upon exercise. If the incentive stock option is exercised and the stock acquired is held for at least two years after the date of grant, and at least one year after exercise, then the difference between the sales price and the exercise price is treated as a long-term capital gain upon ultimate disposition of the stock. In the case of non-qualified stock option, the difference between the fair value of the stock on the date the option is exercised and the exercise price is treated as ordinary income on the date the option is exercised. Subsequently, the difference between the sales price of the stock and the exercise price is treated as long-term capital gain, depending on whether the shares have been held for one year or more prior to the sale.

     The Company's Board of Directors has the authority to terminate or amend the Plan without shareholder approval, but may condition any termination or amendment upon shareholder approval if the Board determines that shareholder approval is appropriate or required under law.

     A copy of the 2000 Stock Incentive Plan is attached as Appendix B to this Proxy Statement. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR approval of the Plan as noted above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 2000 STOCK INCENTIVE PLAN.

               PROPOSAL #3: RATIFICATION OF THE APPOINTMENT OF THE
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Arthur Andersen, LLP to serve as auditors for the Company for the fiscal year ending December 31, 2001. The firm of Arthur Andersen, LLP has served as the Company's auditors since inception. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the ratification of the appointment of Arthur Andersen, LLP as noted above.




--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 10

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table shows for each executive officer of the Company: (a) his or her name, (b) his or her age at December 31, 2000, (c) how long he or she has been an officer of the Company, (d) his or her position with the Company and the Bank.


                                                      Officer
         Name                                  Age     Since    Position with Company and Bank
         ----                                  ---     -----    ------------------------------
         Robert A. McCabe, Jr...................49      2000    Chairman of the Board and
                                                                Chief Financial Services Officer
         M. Terry Turner........................45      2000    President and Chief Executive
                                                                Officer
         Hugh M. Queener........................45      2000    EVP and Chief Administrative Officer
         James E. White.........................48      2000    EVP and Chief Credit Officer
         Joanne B. Jackson......................43      2000    EVP and Client Service Group Manager
         Harold R. Carpenter....................41      2000    SVP and Chief Financial Officer

     Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.

     Mr. Turner was employed by First American National Bank serving in various capacities from 1979 to 1999. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation.

     Mr. Queener was employed by First American National Bank from 1987 to 1999 serving mostly recently as Executive Vice President in charge of retail lending from 1987 to 1999. Prior to his employment at First American, Mr. Queener was employed with The Kirchman Corporation from 1986 to 1987 service as senior vice president for client service, installations and software development and support.

     Mr. White was employed by AmSouth Bancorporation from 1999 to 2000 serving as Executive Vice President - Group Sale Manager for the private banking group in Nashville. Prior to the merger with AmSouth, Mr. White was employed by First American National Bank from 1991 to 1999 serving in a variety of roles in the commercial and private banking areas, including Private Banking Group Manager in 1998 and 1999 and President of the Middle Region of Tennessee in 1997 and 1998.

     Mrs. Jackson was employed by AmSouth Bancorporation from 1999 to 2000 as the Business Banking Team Leader in of Nashville, Tennessee. Prior to the merger with AmSouth, Mrs. Jackson was employed by as a Senior Vice President at First American National Bank from 1994 to 1999 serving in a variety of roles focusing on the small business market.



--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 11

     Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 as a Senior Vice President in the finance group in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. Carpenter was employed by First American National Bank as Senior Vice President from 1994 to 1999 serving most recently as the financial manager for the Tennessee, Mississippi and Louisiana areas.

COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities of certain named executive officers to the Company and the Bank for the period from February 28, 2000 (inception) through December 31, 2000. No other executive officer received a combined payment of salary and bonus in excess of $100,000 for services rendered during this time.

                           SUMMARY COMPENSATION TABLE


                                           Annual Compensation               Long-term Compensation
                                           -------------------               ----------------------
       Named Executive Officer       Salary     Bonus     All Other           Number of Securities
       Principal Position              ($)       ($)   Compensation ($)         Underlying Options
       ------------------              ---       ---   ----------------         ------------------
       M. Terry Turner, CEO..........183,250      -            -                       45,000
       Robert A. McCabe, Jr., Chief
         Financial Services Officer.. 91,156      -            -                       45,000
       Hugh M. Queener, CAO..........119,384      -            -                       30,000

     The following table sets forth information at December 31, 2000, concerning stock options granted to the named executive officers listed in the Summary Compensation Table above. The listed named executive officers could not exercise any options to purchase common stock of the Company during the period from February 28, 2000 through December 31, 2000. The Company has not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

                                    Number of        Percent of
                                   Securities       Total Options    Exercise     Expiration Date
                                   Underlying      Granted to All      Price         of Option
               Name                  Options          Employees      Per Share         Grant
               ----                  -------          ---------      ---------         -----
         M. Terry Turner..............45,000             24.1%        $ 10.00       August 17, 2010
         Robert A. McCabe, Jr.........45,000             24.1%        $ 10.00       August 17, 2010
         Hugh M. Queener..............30,000             16.1%        $ 10.00       August 17, 2010
         All executive officers,
            as a group...............137,000             73.5%        $ 10.00      Thru Dec. 31, 2010
         All employees, as a group...186,450            100.0%        $ 10.00      Thru Dec. 31, 2010

     None of the above were entitled to exercise any options during the period from February 28, 2000 through April 6, 2001. At March 23, 2001, the closing price of the Company's common stock on the OTC Bulletin Board was $7.00.

     In March 2001, the Human Resources Committee granted stock options at an exercise price equal to the greater of the fair market value or the book value per share as of the grant date (March 31, 2001) to purchase shares set forth to the following persons or groups: Mr. M. Terry Turner, 7,500 shares; Mr. Robert
A. McCabe, Jr., 7,500 shares; Mr. Hugh M. Queener, 4,500 shares; all executive officers as a group, 29,000 shares; and all employees as a group, 50,300 shares. These options all are exercisable until the expiration date of March 31, 2011. These



--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 12
options and the options set forth in the table above vest in 20% increments beginning one year from the date of grant and vest each year for the following four years. Vesting for all options will be accelerated in the event of a "change of control," (unless the "change of control" occurs prior to October 28, 2003, in which case the options will accelerate at a rate of 33 1/3% per year on October 28, 2001, 2002 and 2003, respectively). A "change of control" generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company's shareholders before the merger owns 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment contract with M. Terry Turner, its President and Chief Executive Officer ("CEO") on August 1, 2000. The agreement will automatically renew for an additional day each day after March 31, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The contract provides that the President and CEO will receive an initial annual salary of $220,000 and an annual bonus as determined by the Board of Directors. Additionally, the President and CEO receives other benefits under the employment contract including an incentive stock option to purchase 45,000 shares of common stock at an exercise price of $10 per share pursuant to the Company's 2000 Stock Incentive Plan. The stock option will become exercisable in equal one-fifth annual increments over a five-year period beginning on August 17, 2001. Additionally, pursuant to this agreement with Mr. Turner, the Company will be obligated to pay Mr. Turner his base salary for the following terminating events:

                                                                          Payment Obligation
                   Terminating Event                                   in relation to Base Salary
                   -----------------                                   --------------------------
     Mr. Turner becomes permanently disabled.........................Maximum of six months
     The Bank terminates Mr. Turner's employment without
         Cause, as defined in the agreement..........................End of agreement's term
     Mr. Turner terminates his employment for cause, as defined......Maximum of twelve months
     Mr. Turner terminates his employment within twelve months
         after a change of control, as defined.......................Three times base salary and target bonus, plus benefits

     The Company entered into a three-year employment contract with Robert A. McCabe, Jr., its Chairman of the Board and Chief Financial Services Officer (the "Chairman") on August 1, 2000. The agreement will automatically renew for an additional day each day after August 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The contract provides that the Chairman will receive an initial annual salary of $220,000 and an annual bonus as determined by the Board of Directors. Additionally, the Chairman receives other benefits under the employment contract including an incentive stock option to purchase 45,000 shares of common stock at an exercise price of $10 per share pursuant to the Company's 2000 Stock Incentive Plan. The stock option will become exercisable in equal one-fifth annual increments over a five-year period beginning on August 17, 2001. Additionally, pursuant to this agreement with Mr. McCabe, the Company will be obligated to pay Mr. McCabe his base salary under the same terms and conditions as described above under Mr. Turner's agreement for certain terminating events.



--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 13

     The Company entered into a three-year employment contract with Hugh M. Queener its Chief Administrative Officer ("CAO") on December 4, 2000. The agreement will automatically renew for an additional day each day after April 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The contract provides that the CAO will receive an initial annual salary of $160,000 and an annual bonus as determined by the Board of Directors. Additionally, the CAO receives other benefits under the employment contract including an incentive stock option to purchase 30,000 shares of common stock at an exercise price of $10 per share pursuant to the Company's 2000 Stock Incentive Plan. The stock option will become exercisable in equal one-fifth annual increments over a five-year period beginning on August 17, 2001. Additionally, pursuant to this agreement with Mr. Queener, the Company will be obligated to pay Mr. Queener his base salary under the same terms and conditions as described above under Mr. Turner's agreement for certain terminating events.

     The employment agreements set forth above for Messrs. Turner, McCabe and Queener, contain provisions that if the executive terminates his employment with the Company for "cause" within a year following a "change of control", the executive shall be entitled to a severance payment equal to three times the executive's then current salary and target bonus. The executive will also receive three years of Company-provided health plan benefits subsequent to his termination. In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Internal Revenue Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of December 31, 2000, the number of shares common stock beneficially owned by (a) each current director of the Company, (b) each named executive officer listed in the Summary Compensation Table, and (c) all current executive officers and directors as a group. The information shown below is based upon information furnished to the Company by the named persons.

                                                                   Number of         Percent of
                                                              Shares Beneficially    all Shares
                         Name                                      Owned(1)        Outstanding(2)
                         ----                                      --------        --------------
              Directors:
                  Sue R. Atkinson.............................      10,000             0.52%
                  Colleen Conway-Welch........................      10,000             0.52%
                  Clay T. Jackson.............................      32,500             1.70%
                  John R. Maupin, Jr., D.D.S..................       1,000             0.05%
                  Robert A. McCabe, Jr........................      78,685             4.12%
                  Robert E. McNeilly, Jr......................      25,000             1.31%
                  Dale W. Polley..............................      25,000             1.31%
                  James L. Shaub, II..........................      25,000             1.31%
                  Reese L. Smith, III.........................      30,000             1.57%
                  M. Terry Turner.............................      75,600             3.96%
              Executive Officer:
                  Hugh M. Queener.............................      40,000             2.09%
              All Directors, named executive officers
                  and other executive officers,
                  as a Group..................................      369,485           19.34%



--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 14

(1) Each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed below is 211 Commerce Street Suite 300, Nashville, Tennessee 37201.

(2) This calculation included only common shares outstanding, as there were no options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the period from February 28, 2000 through December 31, 2000, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements. Additionally, we are not aware of any shareholders which hold more than 10% of the outstanding common stock of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

     For the period from February 28, 2000 (inception) to December 31, 2000, the Company paid Robert A. McCabe, Jr., approximately $66,000 for consulting services prior to his employment with the Company for services rendered related to pre-opening activities of the Company. Atkinson Public Relations, of which Sue R. Atkinson is chairman and chief executive officer, provides various services for the Company subject to an agreement which was approved by the Board of Directors of the Company. For the period from February 28, 2000 (inception) to December 31, 2000 the Company incurred approximately $88,000 in expense for services rendered by this public relations company.

     The Company maintained a line of credit in the amount of $1.5 million which funded its operations during the period prior to the completion of its initial public offering. The maximum amount outstanding under this line of credit was approximately $1.48 million which was paid in full and cancelled prior to December 31, 2000. Each of the organizers below, except Dr. Maupin, guaranteed the line of credit. In recognition of the financial risks and efforts in organizing the Company, the Company issued on August 17, 2000 warrants to acquire one share of common stock for every two shares that were purchased in conjunction with the Company's initial public offering to the following organizers:





--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 15

                                                                            Number of
                         Name                                            Warrants Issued
                         ----                                            ---------------
                     Directors:
                         Sue R. Atkinson....................................   5,000
                         Colleen Conway-Welch...............................   5,000
                         Clay T. Jackson....................................  12,500
                         John R. Maupin, Jr., D.D.S.........................     500
                         Robert A. McCabe, Jr...............................  37,500
                         Robert E. McNeilly, Jr.............................  12,500
                         Dale W. Polley.....................................  12,500
                         James L. Shaub, II.................................  12,500
                         Reese L. Smith, III................................  15,000
                         M. Terry Turner....................................  37,500
                    Executive Officer:
                         Hugh M. Queener....................................  17,500
                    Other Organizers:
                         John W. Eakin......................................   5,000
                         David B. Ingram ...................................  25,000
                         Linda E. Rebrovick.................................   5,000
                                                                             -------

                    Total warrants outstanding at December 31, 2000......... 203,000
                                                                             =======


     These warrants vest in 33.3% increments annually beginning one year from issuance at a warrant price of $10.00 per share. The warrants remain exercisable for 10 years from the date of issuance. Additionally, the Company maintained a line of credit in the amount of $1.5 million which funded its operations during the period prior to the completion of its initial public offering. The maximum amount outstanding under this line of credit was approximately $1.48 million which was paid in full and cancelled prior to December 31, 2000. Each of the above organizers, except Mr. Maupin, guaranteed the line of credit.

                          REPORT OF THE AUDIT COMMITTEE

     The following is the Report of the Audit Committee for the period from February 28, 2000 (inception) to December 31, 2000:

                  We have reviewed and discussed with management the Company's audited financial statements as of and for the period from February 28, 2000 (inception) to December 31, 2000.

                  We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

                  We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board's Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the independent auditors the auditor's independence.



--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 16

                  Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the period from February 28, 2000 (inception) to December 31, 2000.

                                               DALE W. POLLEY, CHAIRMAN
                                               CLAY T. JACKSON, MEMBER
                                               ROBERT E. MCNEILLY, JR., MEMBER
                                               REESE L. SMITH, III, MEMBER

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by referencing and shall not otherwise be deemed filed under such Acts.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

     AUDIT FEES. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the review of the financial statements included in the Company's Quarterly Report on Form 10-QSB, for that fiscal year were $40,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     ALL OTHER FEES. The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above for the fiscal year ended December 31, 2000 were $23,000. These fees were for services rendered in connection with the filing of the Company's registration statements with the Securities and Exchange Commission during the Company initial public offering and for internal audit services provided during the year. The Audit Committee considered these fees and concluded that the provision of these non-audit services was consistent with Arthur Andersen LLP's independence.

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than the election of directors, approval of the 2000 Stock Incentive Plan or the ratification of the appointment of the independent public accountants or matters related thereto, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                               GENERAL INFORMATION

     ANNUAL REPORT. The Company's 2000 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.



--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 17

     ADDITIONAL INFORMATION. A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc.,
Attn: Chief Financial Officer, 211 Commerce Street Suite 300, Nashville, Tennessee 37201.

                                     By Order of the Board of Directors,

                                     /s/ Hugh M. Queener
                                     Hugh M. Queener
                                     Secretary of the Board of Directors

                                     April 6, 2001













--------------------------------------------------------------------------------
Pinnacle Financial Partners, Inc.                                        Page 18

                                                                      APPENDIX A

                        PINACLE FINANCIAL PARTNERS, INC.
                             AUDIT COMMITTEE CHARTER

                                     GENERAL

The Audit Committee (the "Committee") of the Board of Directors of Pinnacle Financial Partners, Inc. (the "Company") shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the listing standards of the National Association of Securities Dealers, that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the members of the Committee will be financially literate with at least one having accounting or related financial management experience or background. Company management, internal and independent auditors and the Company's General Counsel may attend each meeting or portions thereof as required by the Committee. The Committee will have a minimum of four meetings each year (typically once a quarter) and will have special meetings if and when required.

RESPONSIBILITIES

The Committee's role is one of oversight; whereas the Company's management is responsible for the adequacy of the Company's systems of internal accounting controls and procedures and for preparing the Company's financial statements. The independent auditors are responsible for auditing those financial statements. The Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The following functions shall be the key responsibilities of the Committee in carrying out its oversight function.

     1. Ensure that the affairs and practices of the Company, Pinnacle National Bank and all other subsidiaries, if any, are subject to proper, effective and continuing internal and independent audits and control procedures.

     2. Annually approve the selection, evaluation and compensation of the independent (independent public accountants) auditors. This selection will be ratified by the full Board of Directors and approved by the shareholders annually. Related to the external audit the Committee will also:

          Periodically evaluate the qualifications of the independent auditors, evaluating the audit scope and staffing levels.

               - Ensure that the annual, external audit will be prepared in accordance with generally accepted auditing standards and that the Company's financial statements are prepared in accordance with generally accepted accounting principles. The audit will include an appropriate evaluation of internal accounting controls and procedures, and the issuance of a report to the Committee regarding such internal controls and procedures.

               - Discuss the audited financial statements with management before reaching a determination that such audited financial statements may be included in any report or other filing made with the Securities and Exchange Commission.

               - Determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees. The Committee will also discuss with the independent auditors any relationship or service that would impact the auditors objectivity and independence and will recommend that the Board take appropriate action in response to the auditor's statement to ensure the independence of the independent auditors.

     3. Annually approve the selection, evaluation and compensation of the internal auditors. This selection will be ratified by the full Board of Directors annually. The Committee will determine that the internal audit staff has:

               - Examined and evaluated the effectiveness of the system of internal accounting controls and procedures and the quality of performance in carrying out assigned responsibilities in the organization.

               - Reviewed the reliability and integrity of financial and operating information used and reported.

               - Examined compliance with regulations, laws, policies and sound banking practices and the internal systems in place to assure ongoing compliance and report violations or internal system deficiencies and recommended improvements.

               - Employed bank protection security services to protect clients and associates, assets of the clients, and assets of the Bank.

     4. Ensure that the internal and external audit staffs, as well as the internal loan review staff, have appropriate and direct access to the Committee.

     5. Inquire of Company management and independent auditors regarding the appropriateness and quality of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

     6. Receive information on the adequacy of the Company's compliance with established policies, regulations and controls.

     7. Receive regular reports on management's progress in addressing any problems or issues identified in all audit reports.

     8. Review any recommendations or findings of the Board of Directors or any other Board or Management Committees with a heightened sense of awareness to those matters that have an impact on the financial statements and the internal control structure of the Company. At a minimum, the following items should be reviewed on a consistent basis:

               - The quarterly Internal Loan Review audit schedule, summary of audit findings and allowance for loan loss analysis.

               - The quarterly compliance monitoring schedule, summary of findings, violations of compliance laws and regulations, and corrective actions taken or to be taken.

               - Any violations of the Associate Code of Conduct by any Directors, Officers or Associates having an impact on, or being reasonable related to, the Company's internal accounting controls and procedures.

     9. Review all regulatory examination reports and determine whether adequate corrective actions are being taken to correct any deficiencies, violations or weaknesses noted in the reports.

     10. Prepare a report for inclusion in the Company's proxy statement disclosing that the Committee has reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the report whether the Committee recommended to the Board that the audited financial statements be included in the Company's annual report.

     11. Review and assess the adequacy of the Committee's charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

     12. Review and assess the effectiveness of the Committee's performance annually. Address any improvement opportunities in a formal and timely manner and present such to the Board for its consideration and approval.

         QUORUM

     For the transaction of business at any meeting of the Committee, three members shall constitute a quorum.

                                                                      APPENDIX B

                        PINNACLE FINANCIAL PARTNERS, INC.
                            2000 STOCK INCENTIVE PLAN

SECTION 1 DEFINITIONS

     1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

     (a) "Bank" means Pinnacle National Bank, a proposed national bank.

     (b) "Board of Directors" means the board of directors of the Company.

     (c) "Cause" has the same meaning as provided in the employment agreement between the Participant and the Company or affiliate(s) on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" means conduct amounting to (1) fraud or dishonesty against the Company or affiliate(s); (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors or knowing violation of law in the course of performance of the duties of Participant's service with the Company or affiliate(s); (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company or affiliate(s)' premises during regular business hours; (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Company or affiliate(s) are party.

     (d) "Change in Control" means any one of the following events which may occur after the date the Stock Incentive is granted:

     (1) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote fifty percent (50%) or more of any class of voting securities of either the Bank or the Company, as the case may be;

     (2) within any twelve-month period the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

     (3) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

     (4) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

     (e) "Company" means Pinnacle Financial Partners, Inc., a corporation organized as a bank holding company under the laws of the State of Tennessee.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Plan Section 2.3.

     (h) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or affiliate for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

     (i) "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

     (j) "Fair Market Value" refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

     (k) "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422, described in Plan Section 3.2.

     (l) "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

     (m) "Option" means a Non-Qualified Stock Option or an Incentive Stock
Option.

     (n) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

     (o) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Incentive Stock Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (p) "Participant" means an individual who receives a Stock Incentive hereunder.

     (q) "Plan" means the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan.

     (r) "Stock" means the Company's common stock, $1.00 par value per share.

     (s) "Stock Award" means a stock award described in Section 3.3.

     (t) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

     (u) "Stock Incentives" means, collectively, Incentive Stock Options, Non-Qualified Stock Options, and after the third anniversary of the date the Bank opens for business, Stock Awards.

     (v) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (w) "Termination of Service" means the termination of the service relationship, whether employment or otherwise, between a Participant and the Company and any affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

SECTION 2 THE STOCK INCENTIVE PLAN

     2.1 Purpose of the Plan. The Plan is intended to (a) provide incentives to officers, employees, directors and organizers of the Company and affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors and organizers by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and
(c) provide a means of obtaining and rewarding key personnel.

     2.2 Stock Subject to the Plan. Subject to adjustment in accordance with
Section 5.2, 520,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At such time as the Company becomes subject to Section 16 of the Exchange Act, at no time shall the Company have outstanding Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

     2.3 Administration of the Plan. The Plan shall be administered by the Committee. The members of the Committee shall consist solely of at least two members of the Board of Directors. During those periods that the Company is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, the Board of Directors shall consider the advisability of whether each Committee member shall qualify as an "outside director" as defined in Treasury Regulations ss.1.162-27(e) as promulgated by the Internal Revenue Service and a "non-employee director" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act. The Committee shall have full authority in its discretion to determine the officers, employees, directors and organizers of the Company or its affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

     The Committee shall select one of its members as chairman and shall hold meetings at the times and in the places as it may deem advisable. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees, directors and organizers of the Company or any affiliate; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s). To the extent required under Code Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any calendar year to any individual may not exceed 75,000, subject to adjustment in accordance with
Section 5.2. In applying this limitation, if an Option, or any portion thereof, granted to an employee is cancelled or repriced for any reason, then the shares of Stock attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant, as the case may be, against the affected employee's 75,000 limit for the appropriate calendar year.

SECTION 3 TERMS OF STOCK INCENTIVES

     3.1 General Terms and Conditions of All Stock Incentives

     (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2, as to the total number of shares available for grants under the Plan. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price (as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

     (b) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement that is inconsistent with the Plan shall be null and void.

     (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms of, and satisfaction of any conditions applicable to, the grant of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

     (d) The Committee may provide in any Stock Incentive Agreement (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any market or system selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed three (3) months (the "Change in Control Price"). For purposes of this Subsection, Options shall be cashed out on the basis of the excess, if any, of the Change in Control Price over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part.

     (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement.

     (f) Unless otherwise permitted by the Committee, Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

     (g) No Stock Incentive shall have a term that extends beyond the tenth anniversary of the date the Stock Incentive was granted.

     3.2 Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company's stockholders. All Options shall provide that the primary Federal regulator of the Bank may require a Participant to exercise an Option in whole or in part if the capital of the Bank falls below minimum requirements and shall further provide that, if the Participant fails to so exercise any such portion of the Option, that portion of the Option shall be forfeited.

     (a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted. With respect to each grant of a Non-Qualified Stock Option prior to the third anniversary of the date the Bank opens for business, the Exercise Price per share shall be no less than the Fair Market Value on the date the Option is granted. With respect to each grant of a Non-Qualified Stock Option after the third anniversary of the date the Bank opens for business, the Exercise Price per share shall be no less than eighty-five percent (85%) of Fair Market Value on the date the Option is granted.

     (b) Option Term. The term of an Option shall be as specified in the applicable Stock Incentive Agreement, subject to Section 3.1(g); provided, however that any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.

     (c) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, (1) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (2) in a cashless exercise through a broker; or (3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

     (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary. Notwithstanding the foregoing, no Option granted prior to the third anniversary of the date the Bank opens for business shall contain provisions which allow the Option to become vested and exercisable at a rate faster than in equal, annual one-third increments commencing with the first anniversary of the Option's grant date.

     (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Service; provided, however, that in the case of a holder whose Termination of Service is due to death or Disability, one (1) year may be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

     (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of grant of a Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     3.4 Treatment of Awards Upon Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4 RESTRICTIONS ON STOCK

     4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Stock Incentive Agreement so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

     4.2 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement.

SECTION 5 GENERAL PROVISIONS

     5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, by tendering shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise or, if the applicable Stock Incentive Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

     (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

     (b) Any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

     5.2 Changes in Capitalization; Merger; Liquidation.

     (a) The number of shares of Stock reserved for the grant of Options and Stock Awards, the maximum number of shares of Stock for which Options may be granted to any individual during any calendar year, the number of shares of Stock reserved for issuance upon the exercise of each outstanding Option or upon the vesting or grant, as applicable, of each Stock Award, and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

     (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend (including a spin-off), reorganization, other change in corporate structure or tender offer, including, without limitation, the assumption of other awards, the substitution of new awards, the termination or adjustment of outstanding awards (with or without the payment of any consideration), the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

     (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

     5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     5.5 Right to Terminate Service. Nothing in the Plan or in any Stock Incentive Agreement shall confer upon any Participant the right to continue as an officer, employee, director or organizer of the Company or affect the right of the Company to terminate the Participant's service at any time.

     5.6 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.7 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.8 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

     5.9 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

     5.10 Choice of Law. The laws of the State of Tennessee shall govern the Plan, to the extent not preempted by federal law.

PROXY                                                                 APPENDIX C

                        PINNACLE FINANCIAL PARTNERS, INC.
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 15, 2001

    The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                           VOTE "FOR" THE PROPOSALS.

PROPOSAL #1: To elect the three (3) persons listed below to serve as Class I Directors of Pinnacle Financial Partners, Inc. for a three-year term:

          SUE R. ATKINSON --- COLLEEN CONWAY-WELCH --- CLAY T. JACKSON

     [ ] FOR all nominees listed above        [ ] WITHHOLD authority to vote
         (except as indicated below)              for all nominees listed above

 INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK "FOR"
      ABOVE, AND WRITE THE NAME OF THE NOMINEES FOR WHICH YOU DO NOT WISH TO VOTE FOR IN THIS SPACE.

           -------------------------------------------------------------
                                 * * * * * * * *

PROPOSAL #2: To approve the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan:

                [  ] FOR           [  ] AGAINST               [  ] ABSTAIN

                                 * * * * * * * *
PROPOSAL #3: To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001:

                [  ] FOR           [  ] AGAINST               [  ] ABSTAIN

                                 * * * * * * * *
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

                DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO
           ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


------------------------------    -----------------------------------    ---------------------------------
Signature(s) of Shareholder(s)    Please print name of Shareholder(s)    Date: ___________, 2001
                                                                               (be sure to date your proxy)

I WILL ________   WILL NOT ________  ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.